Exhibit 23.1

DAVID A. ARONSON, CPA, P.A.
1000 NE 176th Street
North Miami Beach, FL 33162

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our audit report dated November 10, 2011 and our review report dated November 25, 2011, in this Registration Statement on Form S-1 of Medifirst Solutions, Inc. for the registration of shares of its common stock. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

David A. Aronson, CPA, P.A.
North Miami Beach, FL
December 9, 2011